UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Section 5 – Corporate Governance and Management.

Item 5.07 Submission of Matters to a Vote of Security Holders.
Annual Meeting of Stockholders. We held our 2018 annual meeting of stockholders on May 2, 2018. For more information on the following proposals, which were the subject of stockholder action at that meeting, please see the 2018 Proxy Statement.

(1)	The stockholders elected two Class I directors for terms expiring in 2021:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Gary C. Christopher	44,528,880	806,139	15,079	3,229,825
Robert J. Sullivan, Jr.	44,208,416	1,127,342	14,340	3,229,825

(2)	The stockholders approved the following non-binding resolution pertaining to our executive compensation:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders under the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosure.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
44,242,375	1,066,827	40,896	3,229,825

(3)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as our independent auditors for 2018:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
47,926,159	620,912	32,852	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: May 3, 2018	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel